UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA		22033
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2009, ManTech entered into a Stock Purchase Agreement (“Purchase Agreement”) with Sensor Technologies Incorporated (“STI”), each of the shareholders of STI (collectively, the “Sellers”), and one of the Sellers, acting in his capacity as a representative for the shareholders of STI. The Purchase Agreement provides for ManTech’s purchase of all of the outstanding capital stock of STI, following which STI will be our wholly owned subsidiary (“Stock Purchase”).

On December 21, 2009, we issued a press release announcing that we had entered into the Purchase Agreement. The press release is attached hereto as Exhibit 99.1.

On December 18, 2009, prior to the execution of the Purchase Agreement, ManTech and certain of our subsidiaries also entered into a First Amendment and Consent (“First Amendment”) with a syndicate of lenders, including Bank of America, N.A., which acted as administrative agent for the lenders.

Description of Material Terms of the Purchase Agreement

Under the terms of the Purchase Agreement, we will acquire all of the outstanding capital stock of STI (a privately-held company) for a purchase price of $242 million (“Purchase Price”). A portion of the Purchase Price will be used to pay for certain transaction costs incurred by STI in connection with the Stock Purchase. The Purchase Price is subject to adjustment based on the calculation of STI’s working capital as of the closing date.

Under the terms of the Purchase Agreement, a portion of the Purchase Price will be placed into escrow for the purpose of satisfying (i) potential indemnification obligations of the Sellers and (ii) any post-closing adjustments to the Purchase Price in ManTech’s favor. The escrow term will be for a period of eighteen months.

STI and the Sellers have made customary representations and warranties in the Purchase Agreement. Additionally, STI has agreed to certain customary covenants and agreements, including (among others) that STI and its representatives will not solicit, encourage, initiate or respond to the submission of proposals relating to alternate business combination transactions, and will not participate in any discussions pertaining thereto.

Each of the Sellers has also agreed, for a period of four years following the closing of the Stock Purchase, not to directly or indirectly compete with the business of STI or solicit any of the employees of ManTech or any of its affiliates.

Consummation of the Stock Purchase is subject to customary closing conditions, including (among others):

•	Expiration of the applicable Hart-Scott-Rodino waiting period;

•	The absence of any injunction or order prohibiting the closing;

•	The accuracy of representations and warranties (subject to an overall materiality qualification);

•	Compliance with all covenants, agreements and conditions contained in the Purchase Agreement (subject to an overall materiality qualification); and

•	The absence of a material adverse effect on STI or STI and ManTech taken as a whole.

The Purchase Agreement contains customary termination provisions. In the event the Purchase Agreement is terminated pursuant to the conditions set forth in these provisions, the parties generally will be responsible for their respective costs and expenses. However, notwithstanding any termination, the parties will generally remain liable for any breach of the Purchase Agreement prior to its termination.

The Board of Directors of each of ManTech and STI has approved the Purchase Agreement and the Stock Purchase.

We expect the Stock Purchase to close early in 2010.

Description of Material Terms of the Amendment of the Credit Agreement

The First Amendment amended the terms and conditions of the Credit Agreement entered into on April 30, 2007 (“Credit Agreement”), by (among other things) (i) increasing the applicable rate applied to ManTech’s outstanding base rate loans, letters of credit and Eurodollar rate loans under the Credit Agreement (as described in more detail below), (ii) reducing, from $100 million to $50 million, the maximum amount that ManTech can request as an increase to the aggregate commitments under the Credit Agreement, (iii) permitting ManTech and its subsidiaries to incur additional unsecured indebtedness in accordance with the covenants of the Credit Agreement, as amended, (iv) imposing a consolidated leverage ratio requirement on ManTech’s ability to acquire additional companies, (v) increasing ManTech’s capacity to repurchase its capital stock pursuant to a repurchase plan in accordance with the covenants of the Credit Agreement, as amended, and (vi) amending certain other affirmative and restrictive covenants. (A copy of the Credit Agreement was filed as an exhibit to our Current Report on Form 8-K filed May 1, 2007.)

As a result of the First Amendment, the applicable rate applied to ManTech’s outstanding base rate loans, letters of credit and Eurodollar rate loans under the Credit Agreement will be determined as follows:

Level	Consolidated Leverage Ratio	Commitment Fee	Applicable Rate for Eurodollar Rate Loans	Applicable Rate for Base Rate Loans
			Applicable Rate for Letters of Credit
I	Less than 1.50 to 1.00	0.200%	1.625%	0.750%
II	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	0.225%	1.750%	0.750%
III	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.250%	1.875%	0.750%
IV	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.275%	2.250%	1.250%
V	Greater than or equal to 3.00 to 1.00	0.300%	2.500%	1.500%

A copy of the First Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the First Amendment is qualified in its entirety by reference to the terms of the First Amendment, as filed.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)	On December 18, 2009, ManTech entered into the First Amendment, the terms of which are described in Item 1.01 above and incorporated herein by reference. On December 21, 2009, ManTech obtained additional commitments from lenders under the Credit Agreement, as amended, in the aggregate amount of $30 million.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	First Amendment and Consent, dated December 18, 2009, by and among ManTech, certain subsidiaries of ManTech, and a syndicate of lenders, including Bank of America, N.A., acting as administrative agent for the lenders.

99.1	ManTech International Corporation Press Release, dated December 21, 2009, announcing the execution of the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: December 21, 2009	By:	/S/ MICHAEL R. PUTNAM
Michael R. Putnam
Vice President – Corporate & Regulatory Affairs